UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2009
FX REAL ESTATE AND ENTERTAINMENT INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-33902 (Commission File Number)	36-4612924 (I.R.S. Employer Identification No.)

	650 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if
Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On January 9, 2009, FX Real Estate and Entertainment Inc. (the “Company”) effected certain changes to its Board of Directors (the “Board”) in order to bring the Company into compliance with the NASDAQ Stock Market requirement that the Board be comprised of a majority of “independent directors.” Among other things, the changes result in an increase in the number of directors from eight to nine, of whom five are deemed to be “independent directors.”
On January 9, 2008, the Board appointed John D. Miller and Robert Sudack to serve as directors. Biographical information regarding each of Messrs. Miller and Sudack is listed below. There are no respective arrangements or understandings between Messrs. Miller or Sudack and any other person pursuant to which he was appointed as a director. There are no respective relationships or related transactions between Messrs. Miller or Sudack and the Company of the type required to be disclosed under Item 404(a) of Regulation S-K. Messrs. Miller and Sudack have each been deemed an “independent director” as such term is defined under the rules of The NASDAQ Stock Market. At this time, neither Mr. Miller nor Mr. Sudack has been appointed to serve on any committee of the Board.
Simultaneous with the appointment of Messrs. Miller and Sudak to the Board, Thomas P. Benson, the Chief Financial Officer of the Company, resigned from the Board. Mr. Benson continues to serve as the Company’s Chief Financial Officer.
Biographical Information
Mr. Miller is the Chief Investment Officer of W.P. Carey & Co. LLC, a net lease real estate company. Mr. Miller is also a founder and Non-Managing Member of StarVest Partners, L.P., a $150 million venture capital investment fund formed in 1998. From 1995 to 1998 Mr. Miller was President of Rothschild Ventures Inc., the private investments unit of Rothschild North America, a subsidiary of the worldwide Rothschild Group. He was also President and CEO of Equitable Capital Management Corporation, an investment advisory subsidiary of The Equitable where he worked for 24 years beginning in 1969. From February 2005 through January 2009, when he resigned, Mr. Miller served as a director of CKX, Inc.
Mr. Sudack is the President and owner of Posterloid Corporation, the world’s leading menu board manufacturing company with over $20 million of sales per year, headquartered in Long Island City. Mr. Sudack has also been a private investor in and advisor to various companies for many years.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FX REAL ESTATE AND ENTERTAINMENT INC.
By:	/s/ Mitchell J. Nelson
	Name:	Mitchell J. Nelson
	Title:	Executive Vice President ,General Counsel and Secretary

DATE: January 15, 2009